UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 10, 2026
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01.    Entry into a Material Definitive Agreement.
On April 10, 2026, Quaker Chemical Corporation (the “Company”), and its wholly-owned subsidiary, Quaker Houghton B.V., as borrowers, Bank of America, N.A., as administrative agent, U.S. dollar swing line lender and letter of credit issuer (the “Administrative Agent”), Bank of America Europe Designated Active Company, as Euro Swing Line Lender, certain guarantors and other lenders (the “Lenders”) entered into Amendment No. 4 (the “Amended Credit Agreement”) to its existing credit agreement among the Company, its wholly-owned subsidiary, Quaker Chemical B.V., as borrowers, Bank of America, N.A., as administrative agent, U.S. dollar swing line lender and letter of credit issuer, and the other lenders party thereto, entered into on August 1, 2019, as previously amended (the “Existing Credit Agreement”). Terms not otherwise defined in this Current Report on Form 8-K, shall have their respective meanings ascribed to them in the Amended Credit Agreement.
The Amended Credit Agreement amends the Existing Credit Agreement to, among other things, (i) establish (A) a new senior secured euro-denominated term loan facility for Quaker Houghton B.V. in an aggregate principal amount equal to the amount in Euros that is equivalent to $250,000,000 (the “New Euro Term Facility”), (B) a new senior secured U.S. dollar-denominated term loan facility for the Company in an aggregate principal amount of $550,000,000 (the "New U.S. Term Facility") and (C) a new senior secured revolving credit facility for the Company and certain designated subsidiaries in an aggregate principal amount of $800,000,000 (the “New Revolving Credit Facility”), (ii) use the proceeds of the New Term Facilities and borrowings under the New Revolving Credit Facility to repay in full all outstanding loans under the Existing Credit Agreement, terminate the revolving credit commitments under the Existing Credit Agreement, and to fund, among other things, additional working capital or other liquidity needs, and (iii) effect certain other changes to the Existing Credit Agreement as set forth in the Amended Credit Agreement (collectively, the “Amended Facility”). The Company has the right to increase the amount of the Amended Facility, or obtain notes, other loans, or bridge financing, subject to certain conditions, by an aggregate amount not to exceed (a) the greater of (i) $331,000,000 and (ii) 100% of Consolidated EBITDA, plus (b) repayments of certain first lien indebtedness (and, with respect to revolving facilities, commitment reductions thereof), plus (c) an unlimited amount up to (i) pro forma First Lien Net Leverage Ratio of 3.50x for pari passu first lien debt, (ii) pro forma Consolidated Secured Net Leverage Ratio of 4.00x for debt secured by a junior lien on the Credit Facilities collateral and (iii) pro forma Consolidated Net Leverage Ratio compliance for unsecured debt, subject to certain conditions, including the agreement to provide financing by any lender providing any such increase.
U.S. dollar-denominated borrowings under the Amended Facility bear interest, at the Company’s election, at the Base Rate or Term SOFR plus an Applicable Rate ranging from 1.000% to 1.750% for Term SOFR Loans and from 0.000% to 0.750% for Base Rate Loans, depending upon the Company’s Consolidated Net Leverage Ratio. Borrowings under the Amended Facility denominated in currencies other than U.S. dollars bear interest at the Alternative Currency Term Rate plus the Applicable Rate ranging from 1.000% to 1.750%. The Amended Credit Agreement matures on April 10, 2031, and, at that time, all of the debt outstanding thereunder will be due and payable.
The Amended Facility is guaranteed by certain of the Company’s domestic subsidiaries and is secured by first priority liens on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain customary exclusions. Quaker Houghton B.V. is liable only for the borrowings made to it by the Lenders under the Amended Facility.
The Amended Credit Agreement contains affirmative and negative covenants, financial covenants and events of default that are customary for agreements of this nature. The Amended Credit Agreement contains a number of customary business covenants, including without limitation restrictions on (a) the incurrence of additional indebtedness by the Company or certain of its subsidiaries, (b) investments in and acquisitions of other businesses, lines of business and divisions by the Company or certain of its subsidiaries, (c) the making of dividends or capital stock purchases by the Company or certain of its subsidiaries and (d) dispositions of assets by the Company or certain of its subsidiaries. The Company is permitted to make regularly scheduled dividend payments in an aggregate amount per fiscal year not exceeding the greater of (i) $30,000,000 (with unused amounts being carried over to the immediately succeeding fiscal year) and (ii) 5% of Market Capitalization of the Company per annum. Other dividends and share repurchases are permitted in annual amounts not exceeding the greater of $33,000,000 annually and 10% of Consolidated EBITDA if there is no Default (with unused amounts being carried over to the immediately succeeding fiscal year). Other Restricted Payments may be made if there is no Default, subject to an aggregate cap of the greater of $100,000,000 and 30% of Consolidated EBITDA, or no cap if the Consolidated Net Leverage Ratio is less than 3.00 to 1.00 at the time of such Restricted Payment. The Company retains the flexibility to make Restricted Payments up to specified investment limits so long as there is no non-payment or insolvency default and the Company is in pro forma compliance with the financial covenants, the Company has an additional basket shared with investments to make additional Restricted Payments.
Financial covenants contained in the Amended Credit Agreement include a Consolidated Interest Coverage Ratio test and a Consolidated Net Leverage Ratio test. Generally, the Consolidated Net Leverage Ratio at the end of a quarter may not be greater than 4.25 to 1.00, subject to a permitted increase during a four-quarter period after certain acquisitions. The Company has the option of replacing the Consolidated Net Leverage Ratio test with a Consolidated Secured Net Leverage Ratio test if the Company issues certain types of unsecured notes, subject to certain customary limitations. Customary events of default in the Amended Credit Agreement include without limitation defaults for non-payment, breach of representations and warranties, non-performance of covenants, cross-

defaults, insolvency, and a change of control of the Company in certain circumstances. The occurrence of an event of default under the Amended Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the Amended Facility being terminated.
The Administrative Agent and certain of the Lenders party to the Amended Credit Agreement have provided, and may in the future provide, normal banking, investment banking and/or advisory services for the Company and/or its affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On April 14, 2026, the Company issued a press release announcing the execution of the Amended Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are included as part of this report:

Exhibit No.	Description
10.1*	Amendment No. 4 to the Credit Agreement, dated as of April 10, 2026.

99.1	Press Release of Quaker Chemical Corporation dated April 14, 2026 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Pursuant to Item 601(a)(5) of Regulation S-K, the appendices, exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: April 14, 2026	By:	/s/ ROBERT T. TRAUB
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
3